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                                                                    EXHIBIT 99.1

                THE PROVIDENCE JOURNAL COMPANY AND SUBSIDIARIES

          SCHEDULE II -- VALUATION AND QUALIFYING ACCOUNTS AND RESERVE
              FOR THE YEARS ENDED DECEMBER 31, 1993, 1994 AND 1995
                                 (IN THOUSANDS)

                                                                 1993        1994        1995
                                                                -------     -------     -------
Balances at Beginning of Year.................................  $ 1,441     $ 2,134     $ 1,950
Acquisition of King Holding Corp..............................       --          --       1,200
Additions:
  Charged to operations.......................................    1,921         473       2,516
  Recoveries..................................................      363         339         336
Deductions:
  Accounts written off........................................   (1,591)       (996)     (1,674)
                                                                -------     -------     -------
Balance at End of Year........................................  $ 2,134     $ 1,950     $ 4,328
                                                                =======     =======     =======
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